AMENDED AND RESTATED BYLAWS

STAAR Surgical Company

(a Delaware Corporation)

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be as set forth in the Corporation’s certificate of incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1. Place of Meetings. All meetings of stockholders for the election of directors or for any other purpose shall be held at any such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 13 of this Article II and Section 211(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

SECTION 2. Annual Meeting. An annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At such annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

SECTION 3. Special Meetings. Special Meetings of stockholders, unless otherwise prescribed by statute, may be called at any time only by or at the direction of the Board of Directors, the Chairman of the Board, if one shall have been elected, or the President (and not by any other person or persons). Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of such special meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by or at the direction of the Board of Directors, the Chairman of the Board or the President.

SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute or the Certificate of Incorporation, written notice of each annual and special meeting of stockholders stating the date, place, if any, and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) or more than sixty (60) days before the date of the meeting. Notice shall be given personally or by mail, and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Without limiting the manner by which notice otherwise may effectively be given to stockholders, any notice to the stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law. Attendance at any meeting of stockholders (in person or by remote communication) shall constitute a waiver of notice of such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

SECTION 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 6. Quorum, Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meeting of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. Any meeting of stockholders may be adjourned or recessed by the chairman of the meeting to reconvene at the same or some other place. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the time and place, if any, of the adjourned meeting are announced at the meeting at which the adjournment is taken, notice of the adjourned meeting need not be given; provided that, if the adjournment is for more than thirty (30) days, or, if after the adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or in his or her absence or if one shall not have been elected, the President, or in his or her absence, a person designated by the Board of Directors, shall act as chairman of the meeting and shall preside at all meetings of stockholders. The Secretary, or in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint as secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

SECTION 9. Voting; Proxies. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of capital stock of the Corporation standing in his, her or its name on the record of stockholders of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 6 of Article V of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Any such proxy shall be authorized by an instrument in writing or by any other manner permitted by applicable law. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question (including the election of directors) need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 10. Inspectors. The Board of Directors may (and, if required by law, shall), in advance of any meeting of stockholders, appoint one (1) or more persons to act as inspector of elections at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one (1) or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

SECTION 11. No Action by Consent. No action permitted or required to be taken by stockholders pursuant to the Delaware General Corporation Law may be taken by consent or consents in writing.

SECTION 12. Notice of Stockholder Business and Nominations. For each annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders shall be subject to, and may only be made in compliance with, the provisions of paragraph (A) of this Section 12.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 4 of Article II of these Bylaws, (2) by or at the direction of the Board of Directors or any authorized committee thereof or (3) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (a)(ii) and (a)(iii) of this Section 12 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (a)(i) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 12(a)(ii) to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section 12 shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(iii) Such stockholder’s notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (D) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (E) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (F) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act; (4) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (5) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (A) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (B) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (C) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (a)(iii) or paragraph (b) of this Section 12 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (1) as of the record date for determining the stockholders entitled to notice of the meeting and (2) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and applicable stock exchange rules.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in paragraphs (a) and (b) of this Section 12 and is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (a)(ii) of this Section 12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) Whenever used in these Bylaws, “public announcement” shall mean disclosure (1) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (2) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 12; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (a)(i)(3) and (b) hereof), and compliance with paragraphs (a)(i)(3) and (b) of this Section 12 of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any special rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors upon the occurrence of a specified event or events.

SECTION 13. Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided that:

(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

Board of Directors

SECTION 1. General Powers. Except as otherwise provided by the Delaware General Corporation Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 2. Number, Qualifications, Election and Term of Office.

(a) The number of directors that shall constitute the entire Board of Directors of this Corporation shall consist of a number within the limits set forth in Article TWELFTH of the Corporation’s Certificate of Incorporation (not less than three (3) nor more than seven (7) persons). The exact number of directors shall be fixed, within the forgoing limitations, by the vote of a majority of the entire Board of Directors. The exact number of directors constituting the entire Board of Directors is presently fixed at five (5). Directors need not be stockholders. Except as otherwise provided by statute or this Corporation’s Certificate of Incorporation or these Bylaws, the directors shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these Bylaws.

(b) Beginning at the Annual Meeting of stockholders in 2006, directors shall be elected by a plurality of votes of the shares that are represented in person or by proxy at the Annual Meeting of stockholders in each year and that are entitled to vote on the election of directors. Elected directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified, provided that directors in office prior to the 2006 Annual meeting shall continue in office until the expiration of the terms to which they were originally elected. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

(c) Any decrease in the number of directors constituting the Board of Directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 3. Place of Meeting. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4. [RESERVED].

SECTION 5. [RESERVED].

SECTION 6. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business as soon as practicable after each annual meeting of stockholders. Notice of the annual meeting of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

SECTION 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, or by two or more directors of the Corporation or by the President.

SECTION 9. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 9, in which notice shall be stated the date, time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purpose of such meeting and, unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least two (2) days before the day on which such meeting is to be held, or shall be sent by telegraph, cable, telex, telecopier or electronic transmission, at least twenty-four (24) hours before the time at which such meeting is to be held. Attendance at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when a director shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice, signed by the director entitled to notice, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

SECTION 10. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present thereat shall constitute the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting from time to time to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors, as such, shall act only as a Board or a duly constituted committee thereof.

SECTION 11. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President (or, in his or her absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary, or, in his or her absence, any person appointed by the Chairman shall act as secretary of the meeting and keep the minutes thereof.

SECTION 12. Resignations. Any director of the Corporation may resign at any time by giving notice of his or her resignation in writing or by electronic transmission to the Corporation. A resignation shall be effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 13. Vacancies. Newly created directorships resulting from any increase in the number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled exclusively by the affirmative vote of a majority of the remaining members of the Board of Directors (and not by stockholders), although less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as provided in this Corporation’s Certificate of Incorporation or as herein provided in these Bylaws.

SECTION 14. Removal of Directors. Except as otherwise provided by statute, any director may be removed only for cause.

SECTION 15. [RESERVED].

SECTION 16. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one (1) or more committees, including any executive committee, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise the full power and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

SECTION 17. Action by Consent. Unless restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 18. Telephonic Meeting. Unless restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 18 shall constitute presence in person at the meeting.

ARTICLE IV

Officers

SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the President, one (1) or more Vice-Presidents, the Secretary, the Treasurer, the Chairman of the Board of Directors, and the Vice-Chairman of the Board of Directors. If the Board of Directors wishes it may also elect other officers (including one (1) or more Assistant Treasurers and one (1) or more Assistant Secretaries), as may be necessary or desirable for the business of the Corporation. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders, and until his or her successor shall have been elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed, as hereinafter provided in these Bylaws.

SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

SECTION 4. Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the Board, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors or the stockholders. He or she shall advise and counsel with the President and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

SECTION 5. The President. The President shall be the Chief Executive Officer of the Corporation. He or she shall, in the absence of the Chairman of the Board or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. He or she shall perform all duties incident to the office of President and Chief Executive Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors.

SECTION 6. Vice-Presidents. Each Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors or the President. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act, the Vice-President, or if there shall be more than one (1), the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

SECTION 7. Treasurer. The Treasurer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

(f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

(g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 8. Secretary. Secretary shall

(a) keep or cause to be kept in one (1) or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 9. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 10. The Assistant Secretary. The Assistant Secretary, or if there shall be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 11. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Board of Directors may require.

SECTION 12. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors.

ARTICLE V

Shares, etc.

SECTION 1. Share Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board or the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer representing the number of shares registered in certificated form. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. When the Corporation is authorized to issue shares of more than one (1) class of stock there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights and/or limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series. In the case of uncertificated shares, such statement shall be included in a notice provided in accordance with applicable law.

SECTION 2. Books of Account and Record of Stockholders. There shall be kept correct and complete books and records of account of all the business and transactions of the Corporation. There shall also be kept, at the principal office of the Corporation, or such other office as determined by the Corporation, a record containing the names and addresses of all stockholders of the Corporation, the number of shares (and class or series thereof) held by each, and the dates when they became the holders of record thereof.

SECTION 3. Transfers of Shares. Transfers of shares of the Corporation shall be made on the records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon (or, in the case of uncertificated shares, upon surrender thereof in accordance with applicable law and procedures governing the transfer thereof). The person in whose name shares shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to a transfer agent, such fact shall be noted on the records of the Corporation.

SECTION 4. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one (1) or more transfer agents and one (1) or more registrars and may require all certificates for shares of stock to bear the signature of any of them.

SECTION 5. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration or certificates for shares of the Corporation or for uncertificated shares.

SECTION 6. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not more than sixty (60) nor less than ten (10) days before the date then fixed for the holding of any meeting of stockholders, as the time as of which the stockholders entitled to notice of and to vote at such meeting, shall be determined, and all persons who were stockholders of record of voting shares at such time, and no others, shall be entitled to notice of and to vote at such meeting. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not more than sixty (60) days prior to such action, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

SECTION 7. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion, require such owner or such owner’s legal representatives to give to the Corporation a bond sufficient (and in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine), to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

Indemnification

SECTION 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VI, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

SECTION 2. Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

SECTION 3. Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 6. Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

SECTION 7. Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

General Provisions

SECTION 1. Dividends. Subject to statute and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors. Dividends may be paid in cash, in property or in shares of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2. Reserves. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

SECTION 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

SECTION 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 7. Voting of Securities in Other Entities. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the President, from time to time, may (or may appoint one (1) or more attorneys or agents to) cast the votes which the Board of Directors may be entitled to cast as a holder of securities or otherwise in any other entity, any of whose securities may be held by the Corporation, at meetings of the holders of securities of such other entity, or to consent in writing to any action by any such other entity. In the event one (1) or more attorneys or agents are appointed, the Chairman of the Board or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.

SECTION 8. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VIII

Amendments

These Bylaws may be amended or repealed or new Bylaws may be adopted at any annual or special meeting of stockholders at which time a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of directors provided that notice of the proposed amendment or repeal or adoption of new Bylaws is contained in the notice of such meeting. These Bylaws may also be amended or repealed or new Bylaws may be adopted by the Board at any regular or special meeting of the Board of Directors. If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the Bylaw so adopted, amended or repealed, together with a concise statement of the changes made. Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders.

Notwithstanding anything contained in these Bylaws to the contrary, Section 11 of Article II, Section 2 of Article III, Section 13 of Article III and Section 14 of Article III of these Bylaws shall not be altered, amended or repealed, and no provisions inconsistent therewith shall be adopted, except in accordance with Article FOURTEENTH of the Certificate of Incorporation of this Corporation.